Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

March 26, 2015

Becton, Dickinson and Company 1 Becton Drive Franklin Lakes, NJ 07417-1880

RE:	Becton, Dickinson and Company

$ 300,000,000 1.450% Notes due May 15, 2017

$ 700,000,000 6.375% Notes due August 1, 2019

$ 300,000,000 3.300% Notes due March 1, 2023

$ 400,000,000 3.875% Notes due May 15, 2024

$ 300,000,000 4.875% Notes due May 15, 2044

Ladies and Gentlemen:

We have acted as special counsel to Becton, Dickinson and Company, a New Jersey corporation (the “Company”), in connection with the public offering of the Company’s (i) 1.450% Notes due May 15, 2017, (ii) 6.375% Notes due August 1, 2019, (iii) 3.300% Notes due March 1, 2023, (iv) 3.875% Notes due May 15, 2024 and (v) 4.875% Notes due May 15, 2044 in an aggregate principal amount of $2,000,000,000 (collectively referred to herein as the “Securities”) to be issued under the Indenture, dated as of March 1, 1997 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (successor to JP Morgan Chase Bank), as trustee (the “Trustee”), pursuant to the Company’s exchange offer and solicitation of consents (collectively the “Exchange Offers”) for the outstanding (1) 1.450% Senior Notes due 2017, (2) 6.375% Senior Notes due 2019, (3) 3.300% Senior Notes due 2023, (4) 3.875% Senior Notes due 2024 and (5) 4.875% Senior Notes due 2044 issued by CareFusion Corporation, a wholly-owned subsidiary of the Company. On March 26, 2015, the Company entered into a Dealer Manager Agreement with Goldman, Sachs & Co and J.P. Morgan Securities LLC (the “Dealer Managers”), relating to the Exchange Offers.

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March 26, 2015

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(i) the registration statement on Form S-4 of the Company relating to the Securities to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act (such registration statement being hereinafter referred to as the “Registration Statement”);

(ii) the form of global certificates evidencing the Securities (the “Note Certificates”) to be delivered by the Company to the Trustee for authentication and delivery;

(iii) an executed copy of the Indenture; and

(iv) the form of the officers’ certificate of Vincent A. Forlenza, Chairman, Chief Executive Officer and President of the Company and Christopher R. Reidy, Chief Financial Officer and Executive Vice President of Administration of the Company establishing the terms of the Securities (the “Officers’ Certificate”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York, and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses,

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March 26, 2015

authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion as to the effect of any non-Opined on Law on the opinions stated herein.

The Indenture and the Note Certificates are referred to herein collectively as the “Transaction Agreements.”

Based upon the foregoing and subject to the qualifications and assumptions herein, we are of the opinion that when the Officers’ Certificate is duly executed and delivered in accordance with the terms of the Indenture, the Note Certificates are duly executed by the Company and authenticated by the Trustee and issued and delivered by the Company against payment and transfer in accordance with the terms of the Exchange Offers, the Indenture and the Officers’ Certificates, the Note Certificates will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a) the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) except to the extent expressly stated in the opinions contained herein with respect to the Company, we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Agreements with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any party to any of the Transaction Agreements;

(c) except to the extent expressly stated in the opinions contained herein with respect to the Company, we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates; and

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March 26, 2015

(d) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality.

In addition, in rendering the foregoing opinions we have assumed that:

(a) the Company (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements;

(b) the Company has the corporate power and authority to execute, deliver and perform all of its obligations under each of the Transaction Agreements;

(c) each of the Transaction Agreements has been duly authorized, executed and delivered by all requisite corporate action on the part of the Company;

(d) neither the execution and delivery by the Company of the Transaction Agreements nor the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Securities: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject or (iv) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction; and

(e) in rendering the opinions set forth herein, we have assumed that the Trustee’s certificates of authentication of the Note Certificates will have been manually signed by one of the Trustee’s authorized officers.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus which

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forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP